UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 28, 2011
Date of Report (Date of earliest event reported)

New Jersey Mining Company
(Exact name of registrant as specified in its charter)

Idaho	000-28837	82-0490295
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

89 Appleberg Road
Kellogg, Idaho	83837
(Address of principal executive offices)	(Zip Code)

(208) 783-3331
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07	Submission of Matters to a Vote of Security Holders

New Jersey Mining Company (OTCBB:NJMC) (“NJMC”) held an annual meeting of shareholders on October 28, 2011. At the meeting, three items were voted on including the election of Directors, a proposal to increase the Company’s authorized shares to 200 million common shares, and the approval of auditors for the year ending December 31, 2011. A total of 34,435,274 shares were voted at the meeting presenting a quorum of 76.5% of the shares outstanding at the record date. Results of the voting are presented below.

1) Directors:

Director	For	%	Withheld	%	Abstain
Fred W. Brackebusch	21,839,593	48.5%	224,547	0.5%
Grant A. Brackebusch	21,838,593	48.5%	225,547	0.5%
Ivan R. Linscott	21,593,428	47.9%	470,712	1.0%
William C. Rust	21,593,428	47.9%	470,712	1.0%
M. Kathleen Sims	21,589,428	47.9%	474,712	1.1%

2) Proposal to amend Articles of Incorporation to increase authorized common shares to 200,000,000.

For	%	Against	%	Abstain	%
32,412,341	72.0%	1,348,977	3.0%	673,956	1.5%

3) Proposal to approve DeCoria, Maichel, and Teague as the Company’s auditors.

For	%	Against	%	Abstain	%
34,219,214	76.0%	30,857	0.1%	185.205	0.41%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Jersey Mining Company

Date: November 8, 2011
By: /s/ Fred W. Brackebusch

FRED W. BRACKEBUSCH
President, Chief Executive Officer
and Chief Financial Officer